EXHIBIT 99.1


FOR IMMEDIATE RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                THIRD QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

           - Surpasses 5 Million Digital Subscribers and 15.8 Million
                      Basic Subscribers in North America -


ATLANTA,  GEORGIA,  APRIL  22,  2004  - Concurrent Computer Corporation (NASDAQ:
CCUR) today reported results for its third quarter of fiscal year 2004 ended March 31, 2004.

In the third quarter of fiscal 2004, Video-On-Demand (VOD) revenue from the company's VOD Division totaled $14.8 million compared to $8.5 million in the same quarter of the prior year, an increase of 75.3%. Compared to the second quarter of fiscal 2004, VOD revenue increased 13.9% from $13.0 million. Revenue from the company's Integrated Solutions Division (ISD) in the third quarter of fiscal 2004 totaled $8.8 million compared to $9.2 million in the same quarter of the prior year, a decrease of 4.3%. Compared to the second quarter of fiscal 2004, ISD revenue decreased 8.5% from $9.6 million. Company-wide revenue in the third quarter of fiscal 2004 totaled $23.6 million compared to $17.6 million in the same quarter of the prior year, an increase of 33.8%. Compared to the second quarter of fiscal 2004, company-wide revenue increased 4.4%, from $22.6 million.

The company's net earnings were breakeven or $0.00 per fully diluted share compared to a loss of $14.3 million or $0.23 per fully diluted share in the same quarter of the prior year. Last year's third quarter net loss included a non-cash impairment charge of $10.5 million or $0.17 per fully diluted share related to the partial write-down of Concurrent's equity investment in Thirdspace Living Limited. The breakeven results were down from net income of $1.2 million or $0.02 per fully diluted share in the second quarter of fiscal 2004, which included a favorable impact of $1.7 million in cash or $0.02 per fully diluted share from the continued liquidation of the assets of Thirdspace Living Limited.

The company ended the quarter with $25.7 million in cash and cash equivalents and no bank debt.

The company anticipates VOD revenue to be in the range of $10.0 to $12.0 million in the fourth quarter of fiscal 2004. For the same period, revenue from ISD is expected to be in the range of $8.0 to


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Concurrent/EarningsQ3FY04             Page 2                      April 22, 2004


$9.0 million. Company-wide revenues are anticipated to total between $18.0 and $21.0 million with a net loss of between $0.05 and $0.08 per share in the fourth quarter of fiscal 2004. The company will discuss the guidance further during today's conference call.

"Within the quarter we continued to make marked progress on several fronts. In the VOD Division, we added seven new VOD market deployments, shipped a record number of streams and were selected for a third new market trial in Asia. These successes are a result of our MediaHawk(R) 4G On-Demand Platform that we believe offers unprecedented flexibility, scalability and economic efficiency. In the ISD Division, we continued to execute on our strategy of opening new markets by expanding our Linux-based, commercial-off-the-shelf (COTS) solutions through market-leading technology partnerships," said Jack Bryant, Concurrent president and chief executive officer.

In the quarter, Concurrent added 7 new system deployments for a net total of 80. These commercial VOD system deployments are with many of the largest cable network operators in North America, with 55 deployments on the Motorola digital platform and 25 deployments on the Scientific-Atlanta digital platform. Concurrent's VOD customers include Adelphia, Bright House Networks, Charter, Cogeco, Comcast, Cox, Mediacom, Time Warner Cable, Videotron and others. At March 31, 2004, these cable operators had purchased video stream capacity from Concurrent of 518 thousand commercial streams for their base of 15.8 million basic subscribers, of which over 5.2 million are digital subscribers.

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its third quarter of fiscal 2004 results on April 22, 2004 at 4:30 p.m. ET which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
          ------------

ABOUT  CONCURRENT

Concurrent Computer Corporation (www.ccur.com) is a worldwide leader in providing digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the broadband cable, DSL, and IP-based markets. Within the digital cable market, Concurrent is a recognized leader, currently serving nine of the largest network operators in 80 markets, surpassing 15.8 million basic subscribers and
5.2 million digital subscribers. Concurrent's proven technology provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-


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Concurrent/EarningsQ3FY04            Page 3                       April 22, 2004


loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the success of our new initiative in our CFSI subsidiary to penetrate opportunities with the U.S. government; the availability of Linux software in light of issues raised by SCO group; capital spending patterns by a limited customer base; and contract obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 18, 2003 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


                                      # # #


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Concurrent/EarningsQ3FY04            Page 4                       April 22, 2004


Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation and its logo are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.





For More Information Contact:
-----------------------------

Concurrent - Walt Ungerer - Director Investor Relations - (678) 258-4103 or walt.ungerer@ccur.com
---------------------

                            CONCURRENT COMPUTER CORPORATION
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (IN THOUSANDS)


                                                MARCH 31,     DECEMBER 31,    JUNE 30,
                                                  2004            2003          2003
                                               (UNAUDITED)    (UNAUDITED)
                                               ------------  --------------  ----------
ASSETS
  Cash and cash equivalents                    $    25,706   $      27,496   $  30,697
  Trade accounts receivable, net                    21,478          19,991      10,371
  Inventories                                        8,342           8,055       7,174
  Prepaid expenses and other current assets          2,203           2,485       1,877
                                               ------------  --------------  ----------
    Total current assets                            57,729          58,027      50,119


  Property, plant and equipment, net                11,580          11,472      11,862
  Purchased developed computer software, net         1,061           1,108       1,203
  Goodwill                                          10,744          10,744      10,744
  Investment in minority owned company                 553             553         553
  Other long-term assets, net                        3,450           3,455       3,358
                                               ------------  --------------  ----------

Total assets                                   $    85,117   $      85,359   $  77,839
                                               ============  ==============  ==========

LIABILITIES
  Accounts payable and accrued expenses        $    13,850   $      13,846   $  14,644
  Deferred revenue                                   8,294           8,697       5,295
                                               ------------  --------------  ----------
    Total current liabilities                       22,144          22,543      19,939

  Long-term deferred revenue                         4,116           3,390       2,350
  Other long-term liabilities                       13,528          13,091      12,092

STOCKHOLDERS' EQUITY
  Common stock                                         630             627         623
  Additional paid-in capital                       174,468         175,311     174,396
  Unearned compensation                               (372)           (457)       (576)
  Treasury stock                                       (58)            (58)        (58)
  Retained earnings (deficit)                     (121,167)       (121,104)   (122,929)
  Accumulated other comprehensive loss              (8,172)         (7,984)     (7,998)
                                               ------------  --------------  ----------
    Total stockholders' equity                      45,329          46,335      43,458
                                               ------------  --------------  ----------

Total liabilities and stockholders' equity     $    85,117   $      85,359   $  77,839
                                               ============  ==============  ==========

                                           CONCURRENT COMPUTER CORPORATION
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                              THREE MONTHS ENDED MARCH 31,        NINE MONTHS ENDED MARCH 31,
                                                           ----------------------------------  ---------------------------------
                                                                 2004              2003              2004              2003
                                                              (Unaudited)       (Unaudited)       (Unaudited)      (Unaudited)
                                                           -----------------  ---------------  -----------------  --------------
Revenues:
  Product:
    Real-time systems                                      $          4,964   $        5,027   $         14,955   $      14,998
    Video-on-demand systems                                          13,250            7,631             33,965          28,959
                                                           -----------------  ---------------  -----------------  --------------
     Total product revenues                                          18,214           12,658             48,920          43,957

  Service:
    Real-time systems                                                 3,832            4,169             11,996          13,332
    Video-on-demand systems                                           1,565              821              4,223           2,634
                                                           -----------------  ---------------  -----------------  --------------
      Total service revenues                                          5,397            4,990             16,219          15,966
                                                           -----------------  ---------------  -----------------  --------------
      Total revenues                                                 23,611           17,648             65,139          59,923

Cost of sales:
  Product:
    Real-time systems                                                 1,909            1,926              5,893           5,990
    Video-on-demand systems                                           7,734            4,308             16,875          14,485
                                                           -----------------  ---------------  -----------------  --------------
      Total product cost of sales                                     9,643            6,234             22,768          20,475

  Service:
    Real-time systems                                                 2,076            2,725              6,493           7,835
    Video-on-demand systems                                             996              754              2,613           2,216
                                                           -----------------  ---------------  -----------------  --------------
      Total service cost of sales                                     3,072            3,479              9,106          10,051
                                                           -----------------  ---------------  -----------------  --------------
      Total cost of sales                                            12,715            9,713             31,874          30,526
                                                           -----------------  ---------------  -----------------  --------------

Gross margin                                                         10,896            7,935             33,265          29,397

Operating expenses:
  Sales and marketing                                                 4,259            4,287             12,768          13,449
  Research and development                                            5,091            4,991             14,464          14,015
  General and administrative                                          2,656            2,381              7,000           6,976
                                                           -----------------  ---------------  -----------------  --------------
      Total operating expenses                                       12,006           11,659             34,232          34,440
                                                           -----------------  ---------------  -----------------  --------------

Operating income (loss)                                              (1,110)          (3,724)              (967)         (5,043)

Recovery (loss) of previously recognized impairment loss                289          (10,479)             3,047         (13,422)
Other income (expense)                                                   58               15                 42             313
                                                           -----------------  ---------------  -----------------  --------------
Income (loss) before income taxes                                      (763)         (14,188)             2,122         (18,152)

Provision (benefit) for income taxes                                   (700)              72                360             153
                                                           -----------------  ---------------  -----------------  --------------

Net income (loss)                                          $            (63)  $      (14,260)  $          1,762   $     (18,305)
                                                           =================  ===============  =================  ==============


Basic net income (loss) per share                          $          (0.00)  $        (0.23)  $           0.03   $       (0.30)
                                                           =================  ===============  =================  ==============

Diluted net income (loss) per share                        $          (0.00)  $        (0.23)  $           0.03   $       (0.30)
                                                           =================  ===============  =================  ==============

Basic weighted average shares outstanding                            62,565           61,975             62,318          61,899
                                                           =================  ===============  =================  ==============

Diluted weighted average shares outstanding                          62,565           61,975             63,119          61,899
                                                           =================  ===============  =================  ==============

                                CONCURRENT COMPUTER CORPORATION
                                         SEGMENT DATA
                                        (IN THOUSANDS)


                                  INTEGRATED SOLUTIONS DIVISION            VOD DIVISION
                               -----------------------------------  --------------------------
                                        THREE MONTHS ENDED              THREE MONTHS ENDED
                               -----------------------------------  --------------------------
                                   03/31/04           03/31/03        03/31/04      03/31/03
                                  (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                               -----------------  ----------------  ------------  ------------
Revenues:
  Product                      $           4,964  $          5,027  $    13,250   $     7,631
  Service                                  3,832             4,169        1,565           821
                               -----------------  ----------------  ------------  ------------
     Total                                 8,796             9,196       14,815         8,452

Cost of sales:
  Product                                  1,909             1,926        7,734         4,308
  Service                                  2,076             2,725          996           754
                               -----------------  ----------------  ------------  ------------
    Total                                  3,985             4,651        8,730         5,062
                               -----------------  ----------------  ------------  ------------

Gross margin                               4,811             4,545        6,085         3,390

Operating expenses
  Sales and marketing                      1,976             1,827        2,283         2,460
  Research and development                 1,478             1,371        3,613         3,620
  General and administrative               1,061             1,077        1,595         1,304
                               -----------------  ----------------  ------------  ------------
    Total operating expenses               4,515             4,275        7,491         7,384
                               -----------------  ----------------  ------------  ------------

Operating income (loss)        $             296  $            270  $    (1,406)  $    (3,994)
                               =================  ================  ============  ============

                                CONCURRENT COMPUTER CORPORATION
                                         SEGMENT DATA
                                        (IN THOUSANDS)


                                  INTEGRATED SOLUTIONS DIVISION            VOD DIVISION
                               -----------------------------------  --------------------------
                                         NINE MONTHS ENDED               NINE MONTHS ENDED
                               -----------------------------------  --------------------------
                                   03/31/04           03/31/03        03/31/04      03/31/03
                                  (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                               -----------------  ----------------  ------------  ------------
Revenues:
  Product                      $          14,955  $         14,998  $    33,965   $    28,959
  Service                                 11,996            13,332        4,223         2,634
                               -----------------  ----------------  ------------  ------------
    Total                                 26,951            28,330       38,188        31,593

Cost of sales:
  Product                                  5,893             5,990       16,875        14,485
  Service                                  6,493             7,835        2,613         2,216
                               -----------------  ----------------  ------------  ------------
    Total                                 12,386            13,825       19,488        16,701
                               -----------------  ----------------  ------------  ------------

Gross margin                              14,565            14,505       18,700        14,892

Operating expenses
  Sales and marketing                      5,783             5,626        6,985         7,823
  Research and development                 4,351             4,048       10,113         9,967
  General and administrative               3,208             3,069        3,792         3,907
                               -----------------  ----------------  ------------  ------------
    Total operating expenses              13,342            12,743       20,890        21,697
                               -----------------  ----------------  ------------  ------------

Operating income (loss)        $           1,223  $          1,762  $    (2,190)  $    (6,805)
                               =================  ================  ============  ============


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